Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-21887
PROSPECTUS SUPPLEMENT NO. 5
(to prospectus dated February 6, 1998)

3,471,356 Shares
First Industrial Realty Trust, Inc.
Common Stock

This prospectus supplement supplements information contained in the “Selling Stockholders” section of the prospectus dated February 6, 1998 relating to the potential offer and sale from time to time of up to 3,471,356 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated February 6, 1998, including any supplements or amendments to such prospectus.

The table below reflects the following transactions:

• The transfer from Ruth Holder, who is no longer a Selling Stockholder, of 2,612 units to the Estate of Ruth A. Holder.

Name	Number of shares and units owned before the offering	Number of shares offered hereby
Estate of Ruth A. Holder	2,612	2,612

The date of this prospectus supplement is August 21, 2006.